Exhibit 10.2

UNITED STATES OF AMERICA

Before The

OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.:	SF-07-004
)
DOWNEY SAVINGS	)	Issuance Date:	August 30, 2007
AND LOAN ASSOCIATION, F.A.,	)
Newport Beach, California.	)
)
OTS Docket No.: 06189)
)

STIPULATION AND CONSENT TO ISSUANCE OF AN

ORDER TO CEASE AND DESIST FOR AFFIRMATIVE RELIEF

WHEREAS, the Office of Thrift Supervision (OTS), based upon information derived from the exercise of its regulatory responsibilities, is of the opinion that grounds exist to initiate an administrative cease and desist proceeding for affirmative relief against Downey Savings and Loan Association, F.A., Newport Beach, California, OTS Docket No. 06189 (Institution), pursuant to Section 8(b) of the Federal Deposit Insurance Act (FDIA), 12 U.S.C. § 1818(b); and

WHEREAS, the Institution desires to cooperate with the OTS and to avoid the time and expense of such administrative proceeding; and

WHEREAS, the Institution has taken corrective actions to address the deficiencies found by the OTS, some of which the Institution asserts have been completed, but some of which remain in progress, and the Institution wishes to demonstrate its commitment to complete all necessary actions; and

WHEREAS, the Institution enters into this Stipulation and Consent to the Issuance of an Order to Cease and Desist for Affirmative Relief (Stipulation):  (i) without any adjudication on the merits; (ii) without admitting or denying that grounds exist to initiate an administrative cease and desist proceedings; (iii) without admitting or denying the Findings of Fact, except as to jurisdiction (¶1 below), which jurisdiction is admitted; and (iv) solely for the purpose of resolving this matter in accordance with Rule 408 of the Federal Rules of Evidence.

NOW, THEREFORE, the Institution hereby stipulates and agrees as follows:

1.                          Jurisdiction.

(a)                      The Institution is a “savings association” within the meaning of Section 3(b) of the FDIA, 12 U.S.C. § 1813(b), and Section 2(4) of the Home Owners’ Loan Act (HOLA), 12 U.S.C. § 1462(4).  Accordingly, the Institution is an “insured depository institution” as that term is defined in Section 3(c) of the FDIA, 12 U.S.C. § 1813(c).

(b)                     Pursuant to Section 3(q) of the FDIA, 12 U.S.C. § 1813(q), the Director of the OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative cease and desist proceeding against such a savings association.  Therefore, the Institution is subject to the jurisdiction of the OTS to initiate and maintain a cease and desist proceeding against it pursuant to Section 8(b) of the FDIA, 12 U.S.C. § 1818(b).  The Director of the OTS has delegated to the Regional Director of the West Region of the OTS (Regional Director) the authority to issue cease and desist orders where the savings association has consented to the issuance of the orders.

2.                          OTS Findings of Fact.   The OTS has determined that the Institution has failed to comply fully with the requirements of the Currency and Foreign Transactions Reporting

Act, as amended by the USA PATRIOT Act and other laws, 31 U.S.C. § 5311 et seq. (the Bank Secrecy Act or BSA); the related BSA regulations issued by the U. S. Department of the Treasury, 31 C.F.R. Part 103, and the OTS, 12 C.F.R. § 563.177; and the OTS regulations governing suspicious activity reports (SAR) and other reports and statements set forth in 12 C.F.R. § 563.180.

3.                          Consent.  The Institution consents to the issuance by the OTS of the accompanying Consent Order to Cease and Desist for Affirmative Relief (C&D Order).  The Institution further agrees to comply with the terms of the C&D Order upon issuance and stipulates that the C&D Order complies with all requirements of law.

4.                          Finality.  The C&D Order is issued under the provisions of Section 8(b) of the FDIA, 12 U.S.C. § 1818(b).  Upon its issuance by the Regional Director, the C&D Order shall be a final order, effective and fully enforceable by the OTS under the provisions of Section 8(i) of the FDIA, 12 U.S.C. § 1818(i).

5.                          Waivers.  The Institution waives the following:

(a)                      the right to be served with any written notice of the OTS’s charges against it as provided by Section 8(b) of the FDIA, 12 U.S.C. § 1818(b);

(b)                     the right to an administrative hearing of the OTS’s charges against it as provided by Section 8(b) of the FDIA, 12 U.S.C. § 1818(b);

(c)                      the right to seek judicial review of the C&D Order including, without limitation, any such right provided by Section 8(h) of the FDIA, 12 U.S.C. § 1818(h), or otherwise to challenge the validity of the C&D Order;

(d)                     any and all claims against the OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter, the C&D Order, or both, whether arising under common law, the Equal Access to Justice Act, 5 U.S.C. § 504, or 28 U.S.C. § 2412; and

(e)                      the right to assert this proceeding, its consent to issuance of the C&D Order, the issuance of the C&D Order, or any one or more of them, as the basis for a claim of double jeopardy in any pending or future proceeding brought by the United States Department of Justice or any other governmental entity.

6.                          Other Governmental Actions Not Affected.  The Institution acknowledges and agrees that its consent to the issuance of the accompanying C&D Order is solely for the purpose of resolving certain potential OTS administrative enforcement charges as provided above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, liability, or other administrative, civil, or criminal proceeding that arise pursuant to this action or otherwise, and that may be or have been brought by another governmental entity.

7.                          Miscellaneous.

(a)                      The laws of the United States of America shall govern the construction and validity of this Stipulation and the C&D Order.

(b)                     If any provision of this Stipulation and the C&D Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

(c)                      The terms and provisions of this C&D Order shall be binding upon, and inure to the benefit of, the parties hereto and their successors in interest.  Nothing in this

Stipulation or the C&D Order, express or implied, shall give to any person or entity, other than the parties hereto, the Federal Deposit Insurance Corporation, and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Stipulation or the C&D Order.

(d)                     The section and paragraph headings in this Stipulation and the C&D Order are for convenience only, and such headings shall not affect the interpretation of this Stipulation or the C&D Order.

(e)                      The terms of this Stipulation and the C&D Order represent the final agreement of the parties with respect to the subject matters hereof and constitute the sole agreement of the parties with respect to such subject matters.

(f)                        This Stipulation and the C&D Order shall remain in effect until terminated, modified, or suspended in writing by the OTS, acting through its Director, Senior Deputy Director, Regional Director, or other authorized representative.

8.                          Signature of Directors.

Each Director signing this Stipulation attests that he or she voted in favor of a resolution authorizing the execution of the Stipulation.

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WHEREFORE, The Institution, by a majority of its directors, executes this Stipulation and Consent to the Issuance of an Order to Cease and Desist for Affirmative Relief intending to be legally bound hereby.

Downey Savings and Loan Association, F.A.	Office of Thrift Supervision
Newport Beach, California	West Region

Accepted by a majority of its directors:	By:	/s/ Michael E. Finn
Michael E. Finn
By:		Regional Director, West

/s/ Maurice L. McAlister	Dated:	August 30, 2007
Director Maurice L. McAlister

/s/ Cheryl E. Olson
Director Cheryl E. Olson

/s/ Michael B. Abrahams
Director Michael B. Abrahams

/s/ Michael D. Bozarth
Director Michael D. Bozarth

/s/ Gary W. Brummett
Director Gary W. Brummett

/s/ Gerald E. Finnell
Director Gerald E. Finnell

/s/ James H. Hunter
Director James H. Hunter

/s/ Brent McQuarrie
Director Brent McQuarrie

/s/ Daniel D. Rosenthal
Director Daniel D. Rosenthal

/s/ Lester C. Smull
Director Lester C. Smull

/s/ Jane Wolfe
Director Jane Wolfe